EXHIBIT  10.27

THIS  AGREEMENT  made  effective  as  of  the  10th  day of February, 1998.

BETWEEN

ABACAN RESOURCE CORPORATION, a body corporate, incorporated under the laws of the Province of Alberta, Canada (hereinafter called the "Corporation")

                                      -and-

TIMOTHY T. STEPHENS, of the City of Houston, Texas (hereinafter called the "Employee");


                          EMPLOYMENT SERVICES AGREEMENT
                          -----------------------------

RECITALS:

A. The Corporation is principally engaged in the business of exploration and development of oil and gas properties located principally in Nigeria, Africa;

B. The parties desire to enter into this Agreement to set forth the terms pursuant to which the Employee's services will be provided to the Corporation and the respective rights and obligations of the parties hereto.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

                                   ARTICLE 1.
                              CONTRACT FOR SERVICES
                              ---------------------

1.01 Subject to the earlier termination of this Agreement as hereinafter provided, the Corporation hereby agrees to contract for and engage the services of the Employee as the President and Chief Executive Officer of the Corporation (hereafter the "Employment Services") details of which are described herein all in accordance with the terms and provisions hereof.

1.02 The Employee shall be responsible for and shall have such authority as is consistent with the position of President and Chief Executive Officer of the Corporation with the full power and authority to control, supervise, manage and direct the day to day business and affairs of the Corporation except such matters and duties as by law must be transacted or performed by the board of directors and/or the shareholders of the Corporation, all subject to the power, direction and control of the board of directors of the Corporation (the "Board").

1.03 Notwithstanding Clause 1.02 hereof, the Employment Services shall include the services set forth below, and which services shall be provided on the basis of the following terms and conditions:

(a) the Employee shall control, supervise, manage and direct all of the business affairs of the Corporation;

(b) in addition to the duties set forth above, the Employee shall assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given by the Board of the Corporation from time to time and report results of same as may from time to time be determined by the Board of the Corporation;

(c) the Employee shall perform such duties and may exercise such powers as may from time to time be assigned to or vested in him by the by-laws of the Corporation;

(d) the Employee shall faithfully, honestly and diligently serve the Corporation and cooperate with the Corporation and utilize maximum professional skill and care to ensure that all services rendered hereunder are to the satisfaction of the Corporation, acting reasonably, and to provide any other services not specifically mentioned herein, but which by reason of his capability he knows or ought to know to be necessary to ensure that the best interests of the Corporation are maintained;

(e) the Employee's title with the Corporation shall be President and Chief Executive Officer;

(f) the Employee will, subject to the prior approval of the Board, join in or participate with organizations, clubs, associations or groups that may provide good business contacts and learning facilities for the benefit of the Corporation.

1.04 The Employee agrees to devote all or substantially all of his time, attention and best efforts necessary to further the business and interests of the Corporation during the period of this Agreement to the exclusion of any and all other employment except as may specifically be approved by the directors of the Corporation. Nothing herein shall prohibit the Employee from being a shareholder in any corporation whose common shares are traded publicly on a stock exchange.

1.05 The Employee acknowledges and agrees that the Employment Services are of such a nature that regular business hours may be impossible. The Employee understands that he may be required to provide the employment services in excess of eight (8) hours per day or five days (5) per week and on evenings, weekends and holidays. The Employee agrees that the consideration to be paid or which is granted to the Employee as set forth herein shall be in full and complete satisfaction for his work and Employment Services to be provided hereunder, no matter when and how performed and the Employee releases the Corporation from any obligation for pay or other compensation, whatsoever which it might have by reason of any existing or future legislation or otherwise.

1.06 The Employment Services to be carried out and performed by the Employee shall be carried out and performed in Houston, Texas, or such other places as may be mutually agreed between the Employee and the Corporation.

                                   ARTICLE 2.
                                TERM OF CONTRACT
                                ----------------

2.01 Subject to prior termination pursuant to the terms contained in Article 9, the term of this Agreement for the provision of the Employment Services shall be for a period of three (3) years from and including February 10, 1998 (the
"Effective  Date")  up  to  and  including February 9, 2001 (the "Expiry Date").

2.02 This Agreement may be renewed from time to time by the Corporation prior to the Expiry Date for a further one (1) year term or terms or such other term as the parties may agree upon the written consent of both parties hereto.

2.03 Should this Agreement not be renewed by the Corporation on or before the Expiry Date, the Corporation shall, on the Expiry Date, pay the Employee a one-time departure fee (the "Departure Fee") equal to one (1) year Employment Fees. The Departure Fee shall be the only compensation payable to the Employee in the event of non-renewal of this Agreement by the Corporation, and the Employee expressly confirms that upon payment of the Departure Fee, he is not entitled to any other compensation, severance payment, Employment Fees or termination fees whatsoever arising out of the non-renewal of this Agreement. Nothing herein shall however prevent the Employee from exercising any or all stock options that may have vested to him during the term hereof in accordance with the provisions of the applicable stock option agreement, which shall provide that Employee will have 90 days from date of termination within which to exercise such vested options.

                                   ARTICLE 3.
                 COMPENSATION AND EXPENSES INCURRED BY EMPLOYEE
                 ----------------------------------------------

3.01 The Corporation agrees that commencing the Effective Date, the Corporation shall pay the following fees (the "Employment Fees") to the Employee in respect of the provision of the Employment Services:

(a) the sum of United States dollars Two Hundred and Twenty-Five Thousand ($225,000.00) dollars per annum, payable in bi-monthly instalments of $ 9,375 (the "bi-monthly instalment") from the Commencement Date until the Expiry Date of this Agreement or until the date this Agreement is terminated in accordance with Article 9.01 herein, provided however that for the month of February 1998, the monthly payment shall be 18/28 of the monthly instalment;

3.02 In addition to the payment of the Employment Fees, the Employee shall be entitled to receive 1,000,000 incentive stock options (the "Stock Options") to purchase common shares of the Corporation. The stock options will be issued pursuant to and in accordance with the terms of the incentive stock option plan of the Corporation, shall be at an exercise price per common share of $3.25 (Canadian dollars) which is the closing trading price for the Corporation's shares on The Toronto Stock Exchange on February 10, 1998. The options shall vest as follows:

(i)     one-third  (a)  immediately;

(ii)     one-third  (a)  on  February  10,  1999;  and

(iii)     one-third  (a)  on  February  10,  2000.

The issuance and exercise price of the stock options shall at all times be subject to applicable regulatory and stock exchange approval.

3.03 The Employee shall be responsible for and shall pay any and all foreign income or related taxes that may become payable by virtue of receiving compensation for the provision of services contemplated herein.

3.04 The Employee is authorized to incur reasonable expenses in or about the provision of his services hereunder, including living expenses while absent from his city of employment and travel and meeting expenses. The Corporation shall reimburse the Employee for all such business expenses upon provision of satisfactory proof of such expenses to the Corporation.

3.05 The Employee shall be expected to travel on the Corporation's behalf as required from time to time. Such travel shall be made in accordance with the Corporation's domestic and international travel policies. The Corporation acknowledges that all international travel will be first class or equivalent and when not available, business class or its equivalent.

3.06 The Employee may receive a corporate credit card of the Corporation (the "credit card"). The Employee confirms that the credit card is supplied to be used exclusively to cover costs of business travel, accommodation and meals incurred by the Employee while on business for the Corporation outside of the city or location of his current assignment. All expenditures incurred on the credit card shall be submitted to the Corporation along with proof of such expenditures in a form acceptable to the Corporation. The Employee agrees to surrender the corporate credit card to the Corporation immediately upon request and in any event, at the Expiry Date or Termination Date of this Agreement.

                                   ARTICLE 4.
                             REVIEW OF COMPENSATION
                             ----------------------

4.01 Subject to renewal as herein provided, the remuneration payable pursuant to Article 3.01 hereof may be reviewed annually by the Board of the Corporation on or before the anniversary date hereof, at which time the Board shall consider such matters as it may consider relevant and shall determine, in its absolute discretion, whether to maintain or increase the annual remuneration payable by the Corporation to the Employee hereunder. The Corporation shall not be entitled to reduce the annual cash compensation payable hereunder. In the event the Board elects to amend the Employee's remuneration, such an amendment shall be in writing and shall not effect the other provisions set forth in this Agreement.

                                   ARTICLE 5.
                                   INCAPACITY
                                   ----------

5.01     The  Employee  shall  be  entitled  to  reasonable  time  from service:

(a) without loss of compensation, due to sickness or injury or other incapacity directly associated with the provision of the Employment Services to the Corporation;

(b) without compensation due to sickness or pre-existing injury or medical condition on the effective date of this Agreement;

(c) without compensation for a voluntary medical procedure, provided that the prior consent of the Corporation is obtained.

5.02 Nothing herein shall prohibit the Corporation, during the term of any such incapacity referred to herein from terminating the services of the Employee in accordance with Article 9.01 herein.

5.03     Health  Benefits
         ----------------

     The Corporation will pay the premiums for a newly created medical plan for Employee, which shall provide coverage for medical expenses for Employee and his family, such plan to include major medical coverage underwritten by a recognized provider in the United States. Policy documents govern benefit entitlement. Further, whether self-insured or included as part of the medical coverage, expenses for Employee and Employee's family dental bills will also be included. If self-insured, Employee will submit such expenses as part of monthly expense reports.

                                   ARTICLE 6.
                            CONFIDENTIAL INFORMATION
                            ------------------------

6.01 The Employee covenants and agrees that during the term hereof and for a period of one (1) year thereafter, he will keep in strict confidence all knowledge, information (whether oral or written) and materials obtained or acquired during the course of his providing Employment Services hereunder relating to the Corporation or its business and affairs. Other than information disclosed or divulged to the Board and duly authorized officers and employees of the Corporation, the Employee will not disclose, divulge, publish or transfer, or authorize or permit anyone else to disclose, divulge, publish or transfer or use to his own advantage any such knowledge, materials, business data or other information obtained in the course of providing the Employment Services, pursuant to this Agreement or which relate in any manner to the business and affairs of the Corporation, without the prior written consent of the Corporation, which consent shall not be unreasonably withheld.

6.02 The obligation of the Employee as identified in Article 6.01 hereof shall not apply to such knowledge, information, material or business data obtained pursuant to this Agreement or relating in any manner to the business affairs of the Corporation which:

(a) was demonstrably known to the Employee prior to receipt thereof pursuant to this Agreement;

(b)     is  available  to  the  public  in the form of written publication;

(c) shall have become available to the Employee in good faith from a third party who has a bona fide right to disclose same; and

(d) that information which is required to be disclosed to any federal, provincial, state or local government or governmental branch, board, agency or instrumentality necessary to comply with relevant timely disclosure laws or regulatory authorities, including stock exchanges having jurisdiction in respect of securities of the Corporation.

6.03 The Employee covenants and agrees that during the term and any extensions or renewals hereof, the Employee shall maintain the terms of this Agreement strictly confidential and shall not disclose the terms of this Agreement to any other party or entity, except Employee's attorney or legal counsel.

                                   ARTICLE 7.
                                    VACATION
                                    --------

7.01 The Employee shall be entitled to four (4) weeks paid vacation (the "Vacation") for each year throughout the term of this Agreement and any and all renewals thereof. The Vacation shall be taken from time to time at the discretion of the Employee upon the provision of reasonable notice to the Corporation.


                                   ARTICLE 8.
                                NON-ASSIGNABILITY
                                -----------------

8.01 This Agreement for Employment Services and all other rights, benefits, and privileges herein conferred are personal to the Employee and accordingly may not be assigned by the Employee.

                                   ARTICLE 9.
                                   TERMINATION
                                   -----------

9.01 Notwithstanding the term of this Agreement as set forth in Article 2.01 hereof, this Agreement and the Employment Services being provided shall be terminable by the Corporation upon the occurrence of any one of the following events, the date of such termination to be hereafter called the "Termination Date":

(a) except in the case of termination for Cause under Article 9.01(b) or as a result of the death of the Employee under Article 9.01(c) hereunder, at any time prior to the Expiry Date, upon payment to the Employee of the Departure Fee;

(b) at any time by the Corporation, without notice, or additional compensation for Cause. For the purposes herein, "Cause" shall, without limiting its meaning in common law, include the conviction of the Employee for an indictable criminal offence or the breach by the Employee of any of the covenants or terms of this Agreement;

(c) immediately upon the death of the Employee provided that the Corporation agrees to pay the Employee's estate the equivalent of one years' Employment Fees on the Termination Date;

(d) immediately upon the Employee becoming bankrupt or making an assignment for the benefit of creditors in general without additional compensation;

(e) immediately upon confirmation of permanent incapacity due to permanent illness, injury or disability on the part of the Employee. For the purposes hereof, "permanent incapacity" means illness, injury or disability on the part of the Employee incurred while performing the Employment Services for the Corporation that in the opinion of an independent medical expert acceptable to the Employee (or his legal personal representative) and the Corporation will prevent the Employee from performing his duties or providing the Employment Services on behalf of the Employee for a period longer than six (6) consecutive months. Should the Employee become permanently incapacitated and this agreement is terminated for this reason, the Corporation shall pay the Employee the equivalent of one years' Employment Fees on the Termination Date.

9.02 Subject to Article 10.04, in the event this Agreement is terminated in accordance with the provisions of Article 9.01 hereof, the Employee shall not be entitled to other payments from the Corporation other than all stock options as provided for in Section 3.02, from and after the Termination Date except as specifically provided in Article 9.01 herein.

9.03 Notwithstanding any other provision of this Agreement, Employee may terminate this Agreement at any time upon giving thirty (30) days written notice to the Corporation.

                                   ARTICLE 10.
             CHANGE OF CONTROL, MERGER, AMALGAMATION, SALE OF ASSETS
             -------------------------------------------------------

10.01     In  the  event  of:

(a) a change of control of the Corporation (as such term is customarily used in the Securities Act, Alberta) through ownership of its common shares including a "takeover bid", an "exempt takeover bid", "issuer bid" or an "exempt issuer bid"; or

(b) a change in a majority of the members of the Board of the Corporation or the removal of the Employee as an officer or director of the Corporation; or

(c) the Corporation merging, amalgamating or re-organizing with another corporation that is not an affiliate with the Corporation; or

(d) the sale of all or substantially all of the assets or undertakings of the Corporation;

the Corporation shall provide the Employee with notice of such events (the "Change of Control Event").

10.02 Not later than 30 days following the completion of the Change of Control Event contemplated in Article 10.01(a), (b) or (c), the Corporation or its successor shall confirm with the Employee whether the Employment Services of the Employee continue to be required by the Corporation or its successor.

10.03 Should confirmation be provided that the Employment Services continue to be required after the Change of Control Event, the Employee and the successor Corporation shall continue to be bound by the terms of this agreement provided that any change to the title, duties or responsibilities of the Employee with the Corporation after the Change of Control Event shall, at the option of the Employee, be deemed to be Termination and subject to Article 10.04 below, with the Change of Control Event being the Termination Date for the purposes hereof. All unvested Stock Options shall immediately vest to the Employee effective as of the date of Change of Control Event.

10.04 Should at the time of the Change of Control Event notice be provided in accordance with Article 10.02 herein that the Employment Services no longer be required after the Change of Control Event, this Agreement shall be deemed to be terminated by the Corporation on the date of the Change of Control Event and the Employee shall be entitled to compensation equal to the accelerated amount of all remaining payments under this Agreement. All unvested Stock Options shall immediately vest to the Employee effective as of the date of Change of Control Event.

                                   ARTICLE 11.
                                 INDEMNIFICATION
                                 ---------------

11.01 The Corporation hereby agrees to indemnify and hold harmless Employee from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof), any expenses that arise out of, result from or in any way relate to this Agreement and Employee's service as an officer and director of the Corporation, and to reimburse Employee upon his demand, for any legal or other expenses incurred in connection with any investigation, defending or participating in any such loss, claim, damage, liability, action or other proceeding, other than any of the foregoing claimed to the extent incurred by reason of the gross negligence of willful misconduct of the Employee.

                                   ARTICLE 12
                                     NOTICES
                                     -------

12.01 All notices required or allowed to be given under this Agreement shall be made either personally or by mailing same by prepaid registered post, addressed as hereinafter set forth or to such other address as may be designated from time to time by such party in writing, and any notice mailed as aforesaid shall be deemed to have been received by the addressees thereof on the fifth business day following the day of mailing:

     Corporation:               Abacan  Resource  Corporation
                                #140,  14811  St.  Mary's  Lane
                                Houston,  Texas
                                77079
     Fax:                       (281)  721-0560

     Employee:                  Timothy  T.  Stephens
                                3263  Reba  Drive
                                Houston,  Texas
                                U.S.A.

     Fax:                       (713)  522-0807

     Any party may from time to time change its address for service hereunder on written notice to the other parties. Any notice may be served by hand delivery or by mailing same by prepaid, registered post, in a properly addressed envelope, addressed to the party to whom the notice is to be given at its address for service hereunder.

                                   ARTICLE 13.
                                  SEVERABILITY
                                  ------------

13.01 Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it will not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

                                   ARTICLE 14.
                                     RELIEF
                                     ------

14.01 The parties to this Agreement recognize that a breach by the Employee of any of the covenants herein contained would result in damages to the Corporation and that the Corporation could not adequately be compensated for such damages by monetary award. Accordingly, the Employee agrees that in the event of any such breach, in addition to all other remedies available to the Corporation at law or in equity, the Corporation will be entitled as a matter of right to apply to a court of competent equitable jurisdiction of such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

                                   ARTICLE 15.
                                     WAIVER
                                     ------

15.01 The parties agree that all restrictions in this Agreement are necessary and fundamental to the protection of the Corporation and are reasonable and valid, and all defences to the strict enforcement of Article 6 and Article 11 hereof by the Corporation are hereby waived by the Employee.

                                   ARTICLE 16.
                                     GENERAL
                                     -------

16.01 The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

16.02 The provisions of this Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and assigns of the Corporation respectively.

16.03 Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context of the parties hereto so require.

16.04     Time  is  of  the  essence  hereof.

16.05 This Agreement shall be construed and interpreted exclusively in accordance with the laws of England and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such jurisdiction.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date and year first above written.

                                ABACAN RESOURCE CORPORATION


                                Per:  /s/ James Harvie
                                ---------------------------
                                James Harvie
                                Chief Operating Officer

Witness as to the signature of
Timothy T. Stephens

/s/                             /s/ Timothy T. Stephens
------------------------------  ---------------------------
                                TIMOTHY T. STEPHENS